Exhibit 99.1

AGILE THERAPEUTICS GRANTED 180-DAY EXTENSION BY NASDAQ TO MEET THE MINIMUM BID PRICE REQUIREMENT

PRINCETON, N.J., February 27, 2023 (GLOBE NEWSWIRE) – Agile Therapeutics, Inc. (Nasdaq: AGRX) (“Agile” or the “Company”), a women's healthcare company, today announced that it has received written notification from the Listing Qualifications Department of the Nasdaq Stock Market LLC (“Nasdaq”) granting the Company’s request for a 180-day extension to regain compliance under Nasdaq Listing Rule 5550(a)(2). The Company now has until August 14, 2023 to meet the requirement (the “Compliance Date”).

The extension notice from Nasdaq has no immediate effect on the listing or trading of the Company’s shares, which will continue to trade on the Nasdaq Capital Market under the symbol “AGRX.” If at any time prior to the Compliance Date, the bid price of the Company's common stock closes at, or above, $1.00 per share for a minimum of ten (10) consecutive business days, the Nasdaq Listing staff will provide the Company with written confirmation of compliance and the matter will be closed.

On August 15, 2022, the Company was notified by the Nasdaq Listing Qualifications Department of Nasdaq of its failure to maintain a minimum bid price of $1.00 per share under Nasdaq Listing Rule 5550(a)(2). The Company originally had 180 calendar days, or until February 13, 2023 to regain compliance. The Company will continue to monitor the bid price of its common stock.

If the Company does not meet the minimum bid price requirement prior to the Compliance Date, the Nasdaq Listing Qualifications Department will notify the Company the Company that its common stock will be subject to delisting. At such time, the Company may appeal the delisting determination to the Nasdaq Hearings Panel. There can be no assurance that if the Company does appeal a subsequent delisting determination, that such appeal will be successful.

About Agile Therapeutics, Inc.

Agile Therapeutics is a women's healthcare company dedicated to fulfilling the unmet health needs of today’s women. Our product and product candidates are designed to provide women with contraceptive options that offer freedom from taking a daily pill, without committing to a longer-acting method. Our initial product, Twirla®, (levonorgestrel and ethinyl estradiol) transdermal system, is a non-daily prescription contraceptive. Twirla is based on our proprietary transdermal patch technology, called Skinfusion®, which is designed to allow drug delivery through the skin. For more information, please visit the company website at www.agiletherapeutics.com. The Company may occasionally disseminate material, nonpublic information on the Company’s website, Twitter account (@agilether), and LinkedIn account.

Forward-Looking Statements

Certain information contained in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We may in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties, including statements regarding our ability to regain compliance with the listing requirements of the Nasdaq Capital Market, our projections regarding our net revenue and operating expenses for 2023, statements regarding our ongoing and planned manufacturing and commercialization of Twirla®, the potential market acceptance and uptake of Twirla,  including the increasing demand for Twirla in 2023, our partnership with Afaxys and its ability to promote growth, our product supply agreement with Nurx and its ability to educate patients about Twirla, our connected TV (CTV) campaign and its ability to promote growth, our future plans with respect to additional commercial products, our ability to become cash flow positive, our prospects for future financing arrangements, and our financial condition, growth and strategies. Any or all of the forward-looking statements may turn out to be wrong or be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. These forward-looking statements are subject to risks and uncertainties including risks related to our ability to maintain regulatory approval of Twirla and the labeling under any approval we obtain, the ability of Corium to produce commercial supply in quantities and quality sufficient to satisfy market demand for Twirla, our ability to successfully enhance the commercialization of and increase the uptake for Twirla, the size and growth of the markets for Twirla and our ability to serve those markets, regulatory and legislative developments in the United States and foreign countries, our ability to obtain and maintain intellectual property protection for Twirla and our product candidates, the effects of the ongoing COVID-19 pandemic on our commercialization efforts, clinical trials, supply chain, operations and the operations of third parties we rely on for services such as manufacturing, marketing support and sales support, as well as on our potential customer base, our ability to maintain compliance with the listing requirements of the Nasdaq Capital Market and the other risks set forth in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q. For all these reasons, actual results and developments could be materially different from those expressed in or implied by our forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made only as of the date of this press release. We undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

Contact:

Matt Riley

Head of Investor Relations & Corporate Communications

mriley@agiletherapeutics.com